2012

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U.S. Securities and Exchange Commission

Filing Detail

Form D - Notice of Exempt Offering of Securities

SEC Accession No. 0001318588-12-000003

Filing Date
2012-07-17
Accepted
2012-07-17 16:26:03
Documents
1

Filing Date Changed
2012-07-17
Effectiveness Date
2012-07-17

Items
Item 06: Rule 506

Document Format Files

Seq	Description	Document	Type	Size
1		primary_doc.html	D	
1		primary_doc.xml	D	5525
	Complete submission text file	0001318588-12-000003.txt		6518

Teravac Corp (Filer) CIK: 0001318588 (see all company filings)

IRS No.: **161710317** | State of Incorp.: **DE** | Fiscal Year End: **1231**
Type: **D** | Act: **33** | File No.: **021-181395** | Film No.: **12966023**

Business Address
110 ALPHA PARK
CLEVELAND OH
44143
440-573-0008

Mailing Address
110 ALPHA PARK
CLEVELAND OH
44143

The Securities and Exchange Commission has not necessarily reviewed the information in this filing and has not determined if it is accurate and complete.
The reader should not assume that the information is accurate and complete.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM D

OMB APPROVAL	
OMB Number:	3235-0076
Estimated average burden	
hours per response:	4.00

Notice of Exempt Offering of Securities

1. Issuer's Identity

CIK (Filer ID Number)
0001318588

Previous Names
[X] None

Name of Issuer
Teravac Corp

Jurisdiction of Incorporation/Organization
DELAWARE

Year of Incorporation/Organization
[X] Over Five Years Ago
[ ] Within Last Five Years (Specify Year)
[ ] Yet to Be Formed

Entity Type
[X] Corporation
[ ] Limited Partnership
[ ] Limited Liability Company
[ ] General Partnership
[ ] Business Trust
[ ] Other (Specify)

2. Principal Place of Business and Contact Information

Name of Issuer
Teravac Corp

Street Address 1		Street Address 2	
110 ALPHA PARK			
City	State/Province/Country	ZIP/PostalCode	Phone Number of Issuer
CLEVELAND	OHIO	44143	440-573-0008

3. Related Persons

Last Name	First Name	Middle Name
Fisi	Louis	S
Street Address 1	Street Address 2	
110 Alpha Park		
City	State/Province/Country	ZIP/PostalCode
Cleveland	OHIO	44143

Relationship: [X] Executive Officer [ ] Director [ ] Promoter

Clarification of Response (if Necessary):

4. Industry Group

- [ ] Agriculture
- Banking & Financial Services
  - [ ] Commercial Banking
  - [ ] Insurance
  - [ ] Investing
  - [ ] Investment Banking
  - [ ] Pooled Investment Fund
    - Is the issuer registered as an investment company under the Investment Company Act of 1940?
    - [ ] Yes [ ] No
  - [ ] Other Banking & Financial Services
- [ ] Business Services
- Energy
  - [ ] Coal Mining
  - [ ] Electric Utilities
  - [ ] Energy Conservation
  - [ ] Environmental Services
  - [ ] Oil & Gas
  - [ ] Other Energy
- Health Care
  - [ ] Biotechnology
  - [ ] Health Insurance
  - [ ] Hospitals & Physicians
  - [ ] Pharmaceuticals
  - [ ] Other Health Care
- [ ] Manufacturing
- Real Estate
  - [ ] Commercial
  - [ ] Construction
  - [ ] REITS & Finance
  - [ ] Residential
  - [ ] Other Real Estate
- [ ] Retailing
- [ ] Restaurants
- Technology
  - [ ] Computers
  - [ ] Telecommunications
  - [X] Other Technology
- Travel
  - [ ] Airlines & Airports
  - [ ] Lodging & Conventions
  - [ ] Tourism & Travel Services
  - [ ] Other Travel
- [ ] Other

5. Issuer Size

Revenue Range	OR	Aggregate Net Asset Value Range
[ ] No Revenues		[ ] No Aggregate Net Asset Value
[X] $1 - $1,000,000		[ ] $1 - $5,000,000
[ ] $1,000,001 - $5,000,000		[ ] $5,000,001 - $25,000,000
[ ] $5,000,001 - $25,000,000		[ ] $25,000,001 - $50,000,000
[ ] $25,000,001 - $100,000,000		[ ] $50,000,001 - $100,000,000
[ ] Over $100,000,000		[ ] Over $100,000,000
[ ] Decline to Disclose		[ ] Decline to Disclose
[ ] Not Applicable		[ ] Not Applicable

6. Federal Exemption(s) and Exclusion(s) Claimed (select all that apply)

- [ ] Rule 504(b)(1) (not (i), (ii) or (iii))
- [ ] Rule 504 (b)(1)(i)
- [ ] Rule 504 (b)(1)(ii)
- [ ] Rule 504 (b)(1)(iii)
- [ ] Rule 505
- [X] Rule 506
- [ ] Securities Act Section 4(5)
- [ ] Investment Company Act Section 3(c)
  - [ ] Section 3(c)(1)
  - [ ] Section 3(c)(2)
  - [ ] Section 3(c)(3)
  - [ ] Section 3(c)(4)
  - [ ] Section 3(c)(5)
  - [ ] Section 3(c)(6)
  - [ ] Section 3(c)(7)
  - [ ] Section 3(c)(9)
  - [ ] Section 3(c)(10)
  - [ ] Section 3(c)(11)
  - [ ] Section 3(c)(12)
  - [ ] Section 3(c)(13)
  - [ ] Section 3(c)(14)

7. Type of Filing

- [X] New Notice Date of First Sale 2011-10-13 [ ] First Sale Yet to Occur
- [ ] Amendment

8. Duration of Offering

Does the Issuer intend this offering to last more than one year? [X] Yes [ ] No

9. Type(s) of Securities Offered (select all that apply)

- [X] Equity
- [ ] Debt
- [ ] Option, Warrant or Other Right to Acquire Another Security
- [ ] Security to be Acquired Upon Exercise of Option, Warrant or Other Right to Acquire Security
- [ ] Pooled Investment Fund Interests
- [ ] Tenant-in-Common Securities
- [ ] Mineral Property Securities
- [ ] Other (describe)

10. Business Combination Transaction

Is this offering being made in connection with a business combination transaction, such as a merger, acquisition or exchange offer? [ ] Yes [X] No

Clarification of Response (if Necessary):

11. Minimum Investment

Minimum investment accepted from any outside investor $25,000 USD

12. Sales Compensation

Recipient
N/A

Recipient CRD Number [X] None
None

(Associated) Broker or Dealer [X] None	(Associated) Broker or Dealer CRD Number [X] None	
None	None	
Street Address 1	Street Address 2	
N/A		
City	State/Province/Country	ZIP/Postal Code
N/A	Unknown	44143
State(s) of Solicitation (select all that apply) Check "All States" or check individual States [X] All States	[ ] Foreign/non-US	

13. Offering and Sales Amounts

Total Offering Amount $3,500,000 USD or [ ] Indefinite

Total Amount Sold $325,000 USD

Total Remaining to be Sold $3,175,000 USD or [ ] Indefinite

Clarification of Response (if Necessary):

14. Investors

[X] Select if securities in the offering have been or may be sold to persons who do not qualify as accredited investors, and enter the number of such non-accredited investors who already have invested in the offering. 0

Regardless of whether securities in the offering have been or may be sold to persons who do not qualify as accredited investors, enter the total number of investors who already have invested in the offering: 9

15. Sales Commissions & Finder's Fees Expenses

Provide separately the amounts of sales commissions and finders fees expenses, if any. If the amount of an expenditure is not known, provide an estimate and check the box next to the amount.

Sales Commissions $0 USD [ ] Estimate

Finders' Fees $0 USD [ ] Estimate

Clarification of Response (if Necessary):

16. Use of Proceeds

Provide the amount of the gross proceeds of the offering that has been or is proposed to be used for payments to any of the persons required to be named as executive officers, directors or promoters in response to Item 3 above. If the amount is unknown, provide an estimate and check the box next to the amount.

$0 USD [ ] Estimate

Clarification of Response (if Necessary):

Signature and Submission

Please verify the information you have entered and review the Terms of Submission below before signing and clicking SUBMIT below to file this notice.

Terms of Submission

In submitting this notice, each issuer named above is:

- Notifying the SEC and/or each State in which this notice is filed of the offering of securities described and undertaking to furnish them, upon written request, in the accordance with applicable law, the information furnished to offerees.*
- Irrevocably appointing each of the Secretary of the SEC and, the Securities Administrator or other legally designated officer of the State in which the issuer maintains its principal place of business and any State in which this notice is filed, as its agents for service of process, and agreeing that these persons may accept service on its behalf, of any notice, process or pleading, and further agreeing that such service may be made by registered or certified mail, in any Federal or state action, administrative proceeding, or arbitration brought against it in any place subject to the jurisdiction of the United States, if the action, proceeding or arbitration (a) arises out of any activity in connection with the offering of securities that is the subject of this notice, and (b) is founded, directly or indirectly, upon the provisions of: (i) the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, or the Investment Advisers Act of 1940, or any rule or regulation under any of these statutes, or (ii) the laws of the State in which the issuer maintains its principal place of business or any State in which this notice is filed.
- Certifying that, if the issuer is claiming a Rule 505 exemption, the issuer is not disqualified from relying on Rule 505 for one of the reasons stated in Rule 505(b)(2)(iii).

Each Issuer identified above has read this notice, knows the contents to be true, and has duly caused this notice to be signed on its behalf by the undersigned duly authorized person.

For signature, type in the signer's name or other letters or characters adopted or authorized as the signer's signature.

Issuer	Signature	Name of Signer	Title	Date
Teravac Corp	Louis S. Fisi	Louis S. Fisi	Chief Executive Officer	2012-07-17

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB number.

* This undertaking does not affect any limits Section 102(a) of the National Securities Markets Improvement Act of 1996 ("NSMIA") [Pub. L. No. 104-290, 110 Stat. 3416 (Oct. 11, 1996)] imposes on the ability of States to require information. As a result, if the securities that are the subject of this Form D are "covered securities" for purposes of NSMIA, whether in all instances or due to the nature of the offering that is the subject of this Form D, States cannot routinely require offering materials under this undertaking or otherwise and can require offering materials only to the extent NSMIA permits them to do so under NSMIA's preservation of their anti-fraud authority.